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                                                                    EXHIBIT 99.1

(SBS TECHNOLOGIES LOGO)

                                                           FOR IMMEDIATE RELEASE

                SBS TECHNOLOGIES REPORTS RESULTS OF THIRD QUARTER
                              ENDED MARCH 31, 2003

                o Sales $28.9 million, Earnings Per Share $0.06

ALBUQUERQUE, NM (April 24, 2003) - SBS Technologies(R) (NASDAQ: SBSE), a leading designer and manufacturer of embedded computer solutions for the commercial, government and communications infrastructure markets, today announced the results of its fiscal year 2003 third quarter ended March 31, 2003.

Sales for the third quarter were $28.9 million, a 3% decrease from the $29.7 million in sales for the third quarter of the prior fiscal year, and a 1% decrease compared to the $29.3 million in sales for the second quarter of fiscal year 2003. Sales for the nine months ended March 31, 2003 were $86.0 million, a 5% decrease from the $90.5 million for the same period of the prior fiscal year.

Net income for the quarter ended March 31, 2003 was $811,000, compared to a net loss of ($386,000) for the same period of the prior fiscal year. Net income for the nine months ended March 31, 2003 was $1.5 million, compared to a net loss of ($11.1) million for the same period of the prior fiscal year. Net income per common share, assuming dilution, for the quarter ended March 31, 2003 was $0.06, compared to a net loss per common share, assuming dilution, of ($0.03) reported for the third quarter of the prior fiscal year. Net income per common share, assuming dilution, for the nine months ended March 31, 2003 was $0.10, compared to a net loss per common share, assuming dilution, of ($0.76) reported for the nine months ended March 31, 2002.

"I am pleased with our financial performance in what continues to be a challenging and uncertain economic environment," said Clarence W. Peckham, CEO of SBS Technologies. "We maintained profitability while continuing to invest in new product and business development activities," continued Peckham.


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"We achieved 12 new design wins during the quarter, with 2 in the commercial market, 7 in the government market, and 3 in the communications market. Our book-to-bill ratio for the third quarter was .9 to 1. We believe that the uncertainty caused by the military activity in the Middle East adversely affected the placement of some customer orders. Our order backlog was $35.6 million at March 31, 2003, compared to $37.8 million as of December 31, 2002. We continue to benefit from the breadth of our customer base and extensive product portfolio," said Peckham.

Effective July 1, 2002, SBS adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," and no longer amortizes goodwill. As of the date of adoption, SBS had unamortized goodwill of approximately $20.5 million, subject to the transition provisions of SFAS 142. There was no goodwill amortization expense for the three and nine months ended March 31, 2003, compared to goodwill amortization of approximately $1.1 million and $3.4 million for the three and nine months ended March 31, 2002, respectively. SBS' reported net income (loss) for the three and nine months ended March 31, 2002, excluding goodwill amortization, would have been approximately $263,000 and ($9.0) million, respectively. Excluding goodwill amortization, net income (loss) per common share, assuming dilution, would have been $0.02 and ($0.62) for the three and nine months ended March 31, 2002, respectively. SBS has completed step one of the transitional impairment analysis required by SFAS 142 prior to December 31, 2002, and an indication of potential impairment was determined. The company will complete step two of the transitional impairment analysis during the quarter ending June 30, 2003, and any transitional impairment will be recorded in the financial statements.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

"The continuing economic conditions and uncertainties in the markets we serve make short and long-term visibility difficult. In this environment, I believe it is prudent to be cautious, and therefore expect sales for the fourth quarter of fiscal 2003 to be similar to or slightly less than sales for the third quarter. We will continue to focus on markets that provide opportunities for growth and best utilize our extensive product portfolio. We remain committed to increasing shareholder value through revenue and earnings growth, believe that we have the right strategy, and when the health of our markets improves, expect increased operating leverage to occur," said Peckham.

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SBS will host a conference call to discuss further the results of the quarter at
4:45 p.m. Eastern Time, Thursday, April 24, 2003. To access the call, dial toll-free (800) 327-5214, or international dial (706) 634-2353. The passcode for the conference call is "SBS." The call will also be webcast live, and later archived in the Investor Relations section of the SBS web site at http://www.sbs.com. An audio replay of the call will be available by dialing
(800) 642-1687 or international (706) 645-9291. Please reference conference ID number 9670826 to access the replay. The replay will be available following the conclusion of the call through May 8, 2003.

ABOUT SBS TECHNOLOGIES, INC.

SBS Technologies, Inc., (Nasdaq: SBSE), founded in 1986, designs and builds open architecture embedded computer products that enable original equipment manufacturers (OEMs) to serve the commercial, communications, enterprise, and government markets. SBS products are integrated into a variety of applications, including communications networking, medical imaging, industrial automation, and military systems. The portfolio includes an extensive line of CPU boards, computer interconnections, avionics, telemetry, and fully integrated systems and enclosures. Headquartered in Albuquerque, New Mexico, SBS maintains eight primary operating locations, has regional sales offices throughout the United States and has international sales offices in four countries. More information on SBS is available at www.sbs.com.

This release contains forward-looking statements regarding future events and the future financial performance of SBS, including future sales and profitability, the effect of any transitional impairment recorded under SFAS 142 in the year ending June 30, 2003 and the continued development of SBS'competitive position, that are subject to a number of risks and other factors which could cause the actual results to differ materially from those projected or implied in the forward-looking statements. Among these factors are: business and economic conditions generally affecting SBS' customers and their end customers, including but not limited to the changes in size and program priorities of military procurement budgets; a high degree of uncertainty and rapid change in the markets addressed by SBS' products; customer demand for and acceptance of SBS' products which may affect both sales and margins; SBS' ability to design, test and introduce new products on a timely basis; SBS' technology capabilities; the financial condition of SBS' customers; and the other risk factors listed from time to time in SBS' Securities and Exchange Commission reports, including those listed under "Risk Factors" in SBS' Annual Report on Form 10-K for the year ended June 30, 2002 filed with the SEC.

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                     SBS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      THOUSANDS (EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)
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
                                                          Nine Months Ended               Three Months Ended
                                                               March 31                        March 31
                                                      --------------------------      --------------------------
                                                         2003            2002            2003            2002
                                                      ----------      ----------      ----------      ----------
Sales                                                 $   85,999          90,475          28,906          29,694

Cost of sales                                             43,309          58,043          14,775          14,466
                                                      ----------      ----------      ----------      ----------
           Gross profit                                   42,690          32,432          14,131          15,228

Selling, general and administrative expense               25,176          28,650           8,409           9,965

Research and development expense                          13,581          13,396           4,160           4,621

Severance and other exit costs                               598             572              --             251

Impairment of intangible assets                               --           2,682              --              --

Amortization of intangible assets                          1,488           5,658             452           1,805
                                                      ----------      ----------      ----------      ----------
           Operating income (loss)                         1,847         (18,526)          1,110          (1,414)
                                                      ----------      ----------      ----------      ----------

Interest and other income, net                               341             421             116             144

Foreign exchange gains (losses)                              (54)             24             (28)             (1)
                                                      ----------      ----------      ----------      ----------
                                                             287             445              88             143
                                                      ----------      ----------      ----------      ----------

Income (loss) before income taxes                          2,134         (18,081)          1,198          (1,271)

Income tax expense (benefit)                                 640          (6,957)            387            (885)
                                                      ----------      ----------      ----------      ----------

Net income (loss)                                     $    1,494         (11,124)            811            (386)
                                                      ==========      ==========      ==========      ==========

Net income (loss) per common share                    $     0.10           (0.76)           0.06           (0.03)
                                                      ==========      ==========      ==========      ==========

Net income (loss) per common share -
      assuming dilution                               $     0.10           (0.76)           0.06           (0.03)
                                                      ==========      ==========      ==========      ==========


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                     SBS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        THOUSANDS (EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)

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
                                                                                            March 31,         June 30,
                                                                                              2003             2002
                                                                                          ------------      ------------
                                       Assets

Current assets:
      Cash and cash equivalents                                                           $     28,899            24,811
      Receivables, net                                                                          22,146            22,619
      Inventories                                                                               17,807            18,428
      Deferred income taxes                                                                      5,504             9,446
      Income tax receivable                                                                      9,724             4,584
      Prepaid expenses                                                                           1,941             1,226
      Other current assets                                                                         379               165
                                                                                          ------------      ------------
            Total current assets                                                                86,400            81,279
                                                                                          ------------      ------------

Property and equipment, net                                                                      9,533            11,507
Goodwill, net                                                                                   21,414            20,468
Intangible assets, net                                                                           4,995             6,284
Deferred income taxes                                                                            4,383             5,703
Other assets                                                                                       380               407
                                                                                          ------------      ------------

            Total assets                                                                  $    127,105           125,648
                                                                                          ============      ============

                        Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                                                    $      2,994             4,528
      Accrued representative commissions                                                           844               518
      Accrued compensation                                                                       3,377             4,170
      Other current liabilities                                                                  2,918             2,759
                                                                                          ------------      ------------
            Total current liabilities                                                           10,133            11,975
                                                                                          ------------      ------------

Long-term liabilities:
      Other liabilities                                                                             27                27
                                                                                          ------------      ------------

            Total liabilities                                                                   10,160            12,002
                                                                                          ------------      ------------

Stockholders' equity:
      Common stock, no par value; 200,000,000 shares authorized, 14,602,308 issued and outstanding at March 31, 2003,
         14,628,709 issued and outstanding at June 30, 2002                                     86,341            86,338
      Unearned compensation                                                                        (65)               --
      Accumulated other comprehensive loss                                                      (1,246)           (3,113)
      Retained earnings                                                                         31,915            30,421
                                                                                          ------------      ------------
            Total stockholders' equity                                                         116,945           113,646
                                                                                          ------------      ------------

            Total liabilities and stockholders' equity                                    $    127,105           125,648
                                                                                          ============      ============

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Contact:      Jennifer D. Wade
              Investor Relations
              Tel. (505) 875-0600
              Fax. (505) 875-0404
              email: jwade@sbs.com